Exhibit 99.3

FIRST INDIANA CORPORATION
COMPENSATION AND GOVERNANCE COMMITTEE CHARTER

STATEMENT OF POLICY

The Compensation and Governance Committee shall provide assistance to the board of directors in fulfilling the board of directors’ responsibilities relating to management organization, performance, compensation and succession.

ORGANIZATION

The members of the Compensation and Governance Committee shall be appointed by the board of directors and may be removed by the board or directors. The Compensation and Governance Committee shall meet on the call of its chairman. The Compensation and Governance Committee has the authority to retain and terminate advisors to assist in discharging its duties including the authority to approve such advisors’ fees and retention terms.

QUALIFICATIONS

        The Compensation and Governance Committee shall be composed entirely of independent directors, determined by the board of directors under the First Indiana Corporation Corporate Governance and Nomination Guidelines.

POWERS, DUTIES AND RESPONSIBILITIES

        In discharging its responsibilities for management organization, performance, compensation, and succession, the Compensation and Governance Committee shall:

•	Consider and authorize the compensation philosophy for First Indiana’s personnel.
•	Review and evaluate chief executive officer and senior management performance, in light of goals and objectives set by the Compensation and Governance Committee.
•	Annually review and approve benefits for the chief executive officer and senior management.
•	Set the chief executive officer’s and senior management’s compensation based upon performance.

•	Consider and make recommendations to the board of directors on matters relating to organization and succession of senior management.
•	Consider and approve the report of the Compensation and Governance Committee for inclusion in the First Indiana proxy statement.
•	Make recommendations to the board of directors with respect to incentive compensation plans, deferred compensation plans, executive retirement plans, and equity based plans.
•	Oversee incentive, deferred compensation, and equity based plans.
•	Annually review and update this charter for consideration by the board of directors.
•	Annually evaluate performance and function of the Compensation and Governance Committee.
•	Report the matters considered and actions taken by the Compensation and Governance Committee to the board of directors.
•	Annually make recommendations to the board of directors that assist the board in evaluating the performance of the board of directors.

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